Exhibit 10.6

DIRECTOR AGREEMENT

Dated as of October 6, 2021

This Director Agreement (this “Agreement”), dated and made effective as of the date first set forth above (the “Effective Date”), is entered into by and between Hour Loop, Inc., a Delaware corporation (the “Company”), and Alan Gao (“Director”). The Company and Director may be referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, the Company has appointed the Director to the Board of Directors of Company (the “Board”) on the Effective Date and now desires to enter into an agreement with the Director with respect to Director’s continuing service as a director of Company;

WHEREAS, the Director is willing to continue serving as a director of Company upon the terms and conditions set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. the Parties hereby agree as follows:

1.	Defined Terms. Wherever the following terms are used in this Agreement, they shall have the meanings ascribed to them below, unless the context clearly indicates otherwise. Other capitalized terms in this Agreement are defined in the text hereof.

(a)	“Common Stock” means the common stock, par value $0.0001 per share, of Company.

(b)	“Person” means any natural person, corporation, company, partnership (including both general and limited partnerships), limited liability company, sole proprietorship, association, joint stock company, firm, trust, trustee, joint venture, unincorporated organization, executor, administrator, legal representative or other legal entity, including any governmental authority, entity or instrumentality.

2.	Duties.

(a)	Director agrees to serve as an Director of the Company and to be available to perform the duties consistent with such position pursuant to the Certificate of Incorporation and Bylaws of the Company, and any additional codes, guidelines or policies of the Company that may be effective now or in the future (collectively, the “Governance Documents”) and the laws of the state of Delaware. The Company acknowledges that Director currently holds other positions (“Other Employment”) and agrees that Director may maintain such positions, provided that such Other Employment shall not materially interfere with Director’s obligations under this Agreement. Director confirms that Director expects Director will be able to devote sufficient time and attention to the Company as is necessary to fulfill Director’s responsibilities as a Director of the Company and that Director expects the Other Employment will not in any way impact Director’s independence, and if Director determines that is no longer the case, Director will promptly notify the Company. Such time and attention shall include, without limitation, participation in telephonic and/or in- person meetings of the Board; provided, that Director is given reasonable advance notice of such meetings and they are scheduled at times when Director is available. Director also represents that the Other Employment shall not materially and unreasonably interfere with Director’s obligations under this Agreement. Subject to the forgoing, Director will use Director’s best efforts to promote the interests of Company and its stockholders.

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(b)	Without limiting the generality of the foregoing, Director confirms that Director is independent (as such term has been construed under Delaware law with respect to directors of Delaware corporations and the OTC Markets, the NASDAQ Stock Exchange and the New York Stock Exchange). Director also confirms that, to Director’s knowledge, (a) Director does not possess material business, close personal relationships or other affiliations, or any history of any such material business, close personal relationships or other affiliations, with the Company’s significant equity or debt holders or any of their respective corporate affiliates that would cause Director to be unable to (i) exercise independent judgment based on the best interests of the Company or (ii) make decisions and carry out Director’s responsibilities as a Director of the Company, in each case in accordance with the terms of the Governance Documents and applicable law, and (b) Director has no existing relationship or affiliation of any kind with any entity Director knows to be a competitor of the Company.

(c)	By execution of this Agreement, Director accepts Director’s appointment or election as an independent Director of the Company, and agrees to serve in such capacity, subject to the terms of this Agreement, until Director’s successor is duly elected and qualified or until Director’s earlier death, resignation or removal. The Parties acknowledge and agree that Director is being engaged to serve as an independent Director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.

(d)	Director’s status during the Term (as defined below) shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director hereunder shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

3.	Term. The term of this Agreement shall continue until the earliest of (a) such time as Director resigns or is removed in accordance with the Governance Documents, and (b) the death of the Director (the “Term”).

4.	Compensation. For all services to be rendered by Director hereunder, and so long as Director remains a Director of the Company, the Company shall, during the Term, pay to Director the compensation and reimbursement of expenses as set forth in this Section 4.

(a)	Subject to the provisions of Section 4(b), at the end of each calendar quarter during the Term, the Company shall issue and deliver to Director, on the last business day of such calendar quarter, a number of shares of Common Stock having a fair market value of $3,000 as of such date (the “Shares”) and the number of Shares to be issued will be calculated by dividing $3,000 by the VWAP (as defined below) as of the last day of the preceding calendar quarter. The compensation payable to Director pursuant to this Section 4(a) for any partial calendar quarter shall be pro-rated. In addition, if at the Company’s request the Director attends any trade shows, events, or meetings which are independent of Director’s responsibility hereunder, the Company shall pay Director the sum of $1,000 in cash per full day for such attendance or $500 in cash for a half day, with travel and preparation time being included in the determination of the portion of a day spent.

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(b)	Notwithstanding the provisions of Section 4(a), the Shares issuable with respect to the period from the Effective Date to December 31, 2021 shall be determined, and shall be issued, on January 3, 2022, based on the VWAP as determined on December 31, 2021.

(c)	The Shares issued to Director shall be fully-assessable and shall be free and clear of adverse claims, encumbrances and other restrictions except for restrictions on transferability imposed under or by virtue of the U.S. securities laws and any “lock-up” agreement that Company may require its officers and directors to sign in connection with any financing or public offering.

(d)	The Shares issued to Director shall be considered “restricted securities” as defined in SEC Rule 144 and may not be sold or resold until such time, and to the extent that, such shares have been included in an effective registration statement filed with the SEC under Section 5 of the Securities Act or otherwise qualify and may be sold under an exemption from registration under the Securities Act or under SEC Rule 144.

(e)	During the Term, Company shall reimburse Director for all reasonable out-of-pocket expenses incurred by Director in attending any in-person meetings, provided that Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director in excess of $500.00) must be approved in advance by the Company.

(f)	“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed for trading on the OTC Markets or a United States national securities exchange (as applicable, the “Trading Market”), the daily volume weighted average closing price of the Common Stock during the 20 Trading Day (as defined below) period immediately prior to the calculation date, as reported by Bloomberg L.P. or other reputable source (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as is determined in good faith by the Board of the Company, without the involvement of the Director, after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length. For purposes herein, “Trading Day” shall mean any day on which the Trading Market is generally open for business and on which the Common Stock is then traded.

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(g)	If, at any time prior to the determination of the VWAP, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Company other than in connection with a plan of complete liquidation of the Company, then the Director shall thereafter have the right to receive, if otherwise applicable hereunder, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock, such replacement stock, securities or assets, with equitable adjustments being made thereto with respect to the VWAP, as determined by the Company and the Director, and in the event that the shares of Common Stock shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity any references herein to the Common Stock, whether standing alone or as a part of another defined term, shall be deemed a reference to such replacement stock or securities.

5.	Ownership & Protection of Company Property.

(a)	Ownership; Results of Services. Company shall own, and Director hereby assigns and agrees to fully disclose and convey to Company, all of Director’s right, title and interests, of every kind and character and in perpetuity, in and to the results of Director’s services to Company as contemplated hereunder, including all tangible and intangible property, material, information. ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, that are conceived, generated, developed, or made by Director, individually or in conjunction with others, during the period of Director’s services to Company (whether during business hours or otherwise and whether on Company’s premises or otherwise) which ) which predominately relate to the Company’s business, technologies, operations, products or services as opposed to the business, technologies, operations, products or services of any other entity for which Director is at such time providing services as an officer, director, employee or contractor, including, subject to such limitation, (1) all rights and interests of Director in any invention, patent or patent rights, trademark and other intellectual property, (2) printed or digitally generated or stored files, notes, memoranda, correspondence, lists, documents and other corporate instruments and records, (3) information relating to or including any Confidential Information (as defined below), and (4) all writings or materials of any type, whether printed or in digital format or otherwise, embodying any of the foregoing property, material or information.

(b)	Work for Hire; Assignments. The services performed by Director for Company shall constitute “work for hire” and the results of such services or work shall be owned by Company. Director agrees to execute and deliver to Company such assignments or other instruments as Company may require from time to time to evidence Company’s ownership of the results, work product and proceeds of all such services and work performed by Director hereunder.

(c)	Return of Company Property. Upon any termination of this Agreement or cessation of Director’s services to Company, Director shall immediately return to Company all property (including both tangible and intangible property) that is considered the property of Company, including keys, records, employee badges, entry cards, records, notes, data, models, memoranda, and other documents, equipment or information or data (including Confidential Information) that are in the possession, custody or control of Director (or any person acting with or at the behest of Director), whether in physical, electronic or digital form, or otherwise, and whether or not such property was conceived, developed, generated or made by Director or by others. Under no circumstances shall Director be entitled to replicate or reproduce, or retain copies of, any of the property of Company following termination, resignation or cessation of Director’s services to Company as contemplated under this Agreement.

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(d)	Certification. Director shall, upon any termination, resignation or cessation of Director’s services to Company, certify to Company in writing that Director has returned to Company all property of Company as required hereunder and that no copies, replicas or reproductions of any such property have been retained by Director or by any other Person acting with or at the behest of Director or to whom or which such materials may have been disclosed or delivered by Director at any time.

6.	Confidentiality.

(a)	Confidential Information. Each Party acknowledges and agrees that, as a result of and during the services provided by Director as a member of the Board, Director will acquire, develop or participate in developing, or otherwise have access to non-public information, data and other matters that are considered highly confidential to Company and that are the property of Company or are licensed by Company from other Persons, including all of the following (collectively, the “Confidential Information”):

(i)	inventions, ideas, discoveries, methods and methodologies, processes, products, product designs, technical information, know-how, copyrights and works of authorship, drawings, schematics, and supplier, client and customer lists, prices and costs;

(ii)	information technology, systems, processes, designs, platforms and software, including code, algorithms and other components of any software

(iii)	studies, analyses, strategic and tactical plans, marketing plans and surveys, maps, photographs and other media and image recordings, and point-of-services locations and information

(iv)	corporate, business, financial, accounting, legal and regulatory information, data and records generated maintained by or for Company (including drafts, reproductions and copies thereof), including organizational charts, stockholder lists, meetings, minutes and resolutions, personnel files and personal privacy data, contracts, agreements, notes, debentures, security instruments, finance and financing instruments and documents, real and personal property leases, licenses and other commercial transaction documents and records; and

(v)	information considered a “trade secret” under the (U.S.) Defend Trade Secrets Act (Pub. L. No. 114-153, 130 Stat. 376, codified in Title 18, United States Code).

(b)	Material Non-Public Information. For purposes of this Agreement, and except as provided below, “Material Non-Public Information” shall mean any information obtained by the Director hereunder, whether otherwise constituting Confidential Information or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to the Company or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have a substantial effect on the price of the Company’s securities or debt, or any derivatives thereof, whether positive or negative.

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(c)	Restrictions.

(i)	During the Term and for a period of five (5) years thereafter the Director agrees to use the Confidential Information only for the purpose of fulfilling Director’s obligations hereunder (the “Purpose”) and shall use reasonable care not to disclose Confidential Information to any non-affiliated third party, such care to be at least equal to the care exercised by Director as to Director’s own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Director agrees that it shall make disclosure of any such Confidential Information only to employees (including temporary and leased employees subject to a confidentiality obligation), officers, directors, attorneys and wholly owned subsidiaries (collectively, “Representatives”), to whom disclosure is reasonably necessary for the Purpose. Director shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Director shall be responsible for the failure of Director’s representatives or agents to comply with the terms of this Agreement.

(ii)	In addition, Director agrees that, for as long as any information, including Confidential Information, continues to meet the definition of Confidential Information as set forth herein, Director shall not (1) buy or sell any securities or derivative securities of or related to the Company, or any interest therein or (2) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations thereunder, or of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder.

(iii)	Without the prior consent of the Company, the Director shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information.

(iv)	Director acknowledges that the Confidential Information disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Director agrees it will not knowingly export, directly or indirectly, any Confidential Information or any direct product incorporating any Confidential Information, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

(v)	Nothing herein shall be construed as granting to Director or Director’s affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the of the Company. Except as allowed by applicable law, Director shall not use any tradename, service mark or trademark of the of the Company or refer to the of the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

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(d)	Exceptions. The obligations imposed in this Agreement shall not apply to any information that:

(i)	was already in the possession of Director at the time of disclosure without restrictions on its use or is independently developed by Director after the effective date of this Agreement, provided that the person or persons developing same have not used any information received from the Company in such development, or is rightfully obtained from a source other than from the Company;

(ii)	is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Director;

(iii)	is obtained by Director from a third person who is under no obligation of confidence to the Company;

(iv)	is disclosed without restriction by the Company; or

(v)	is disclosed pursuant to the order of a court or administrative body of competent jurisdiction or a government agency, provided that Director shall notify the Company prior to such disclosure and shall cooperate with the Company in the event the Company elects to legally contest, request confidential treatment, or otherwise avoid such disclosure.

(e)	Return of Confidential Information. Upon termination of this Agreement for any reason or upon request by the Company made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the Company, or destroyed and certified as such by an officer of Director. Director may retain one copy of all written Confidential Information for Director’s files for reference in the event of a dispute hereunder.

(f)	Ownership of Confidential Information. As between the Company and Director, the Confidential Information and any Derivative thereof (as defined below), whether created by the Company or the Director, will remain the property of the Company. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the Copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

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(g)	Request for Confidential Information Pursuant to Court or Other Proceeding. If Director is requested or required (by oral questions, deposition, interrogatories, subpoena, civil investigative demand or other similar non-criminal process) to disclose any Confidential Information supplied to Director under this Agreement, the Director will provide the Company with prompt written notice of such request(s) so that the Company may, at the Company’s option, (a) seek an appropriate protective order; (b) consult with the Director on the advisability of taking steps to resist or narrow such request or requirement; or (c) waive in writing the Director’s compliance with the provisions of this Agreement for the sole purpose of complying with the request. If, in the absence of a protective order or the receipt of a written waiver hereunder, the Director is nonetheless, in the reasonable opinion of Director’s counsel, compelled to disclose Confidential Information to any governmental tribunal or else stand liable for contempt or suffer other censure or penalty, the Director will cooperate with the Company at the Company’s expense in any attempt that the Company may make to obtain an order or other reliable assurance that confidential treatment will be provided by such tribunal for all or designated portions of such Confidential Information disclosed by the Company.

(h)	No License. Nothing in this Agreement shall be construed as granting any right or license to the Director or any other Person, by implication or otherwise, with respect to any Confidential Information, except for the limited purposes set forth above.

(i)	Notice. In accordance with the (U.S.) Defend Trade Secrets Act, Company hereby provides to Director the following notice of immunity protection available thereunder:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.”

7.	Director’s Representations and Warranties. Director represents to the Company that Director’s execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that Director may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of Company or any of any of its affiliate or subsidiary companies with respect to any matter arising under this Agreement.

8.	Representation and Warranties of Director Related to the Shares. The representations and warranties set forth in this Section 8 are made on the Effective Date and thereafter shall be deemed re-made and re-given by Director to the Company on and as of each date that any Shares are issued to Director hereunder.

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(a)	Director is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

(b)	Director hereby represents that the Shares awarded pursuant to this Agreement are being acquired for Director’s own account and not for sale or with a view to distribution thereof. Director acknowledges and agrees that any sale or distribution of shares of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution.

(c)	Director has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Director requested and deemed material to making an informed investment decision regarding Director’s acquisition of the Shares. Director has been afforded the opportunity to review such documents and materials and the information contained therein. Director has been afforded the opportunity to ask questions of the Company and its management. Director has sought such accounting, legal and tax advice as Director has considered necessary to make an informed investment decision with respect to Director’s investment in the Shares. Director has full power and authority to make the representations referred to herein, to acquire the Shares and to execute and deliver this Agreement. Director, either personally, or together with Director’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of the Shares.

(d)	Director acknowledges and agrees that an investment in the Shares is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Shares will ever develop and that, as a result, Director may not be able to liquidate Director’s investment in the Shares should a need arise to do so.

(e)	Director understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares. Director understands that until such time as the Shares has been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a customary restrictive legend and a stop-transfer order may be placed against transfer of the certificates for such Shares.

9.	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)	Governing Law. This Agreement, including the validity, substance, interpretation and enforcement thereof, shall be governed in all respects by the laws of the State of Delaware without regard to its conflicts of laws or choice of laws principles.

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(b)	Consent to Jurisdiction; Choice of Forum. Company and Director each hereby irrevocably consent to the jurisdiction of the courts of the State of Washington and the Federal Courts of the United States, in each case located in King County, Washington for all purposes in connection with any action, proceeding or dispute that arises out of or relates to this Agreement and agree that any action or proceeding instituted by either of them under or relating to this Agreement shall be commenced and prosecuted exclusively and finally in such courts. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or the Securities Act or any claim for which the federal courts have exclusive or concurrent jurisdiction.

(c)	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(c).

10.	Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as to the Company to its principal executive officers, and to the Director at the address of record for the Director in the books and records of the Company.

11.	General Provisions.

(a)	Amendment, Waiver & Termination. No amendment, modification, supplement, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

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(b)	Remedies. Each Party agrees that the obligations contained in this Agreement are necessary and reasonable in order to protect the Confidential Information and the other agreements of the Parties as set forth herein, and acknowledges that any breach by a Party of the terms hereunder will result in irreparable and continuing damages to the other Party for which there will be no adequate remedy at law. Accordingly, each Party agrees that, in addition to any other remedies available at law, each Party shall be entitled to obtain an injunction or other equitable relief, including, without limitation, specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to the Parties at law or in equity, against a threatened or continuing breach of this Agreement by the Director without the necessity of proving actual damages.

(c)	Integration; Entirety. This Agreement sets forth the entire understanding between the Parties and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the Parties.

(d)	Severability. In the event that any provision contained in this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. In connection therewith, and to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the Parties in the provision held invalid, illegal or unenforceable.

(e)	Assignment. Neither Party may assign this Agreement without the prior written consent of the other.

(f)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement. The Parties’ exchange and delivery of this Agreement and of signature pages by facsimile transmission, portable document format (.pdf) or other electronic format shall be deemed to be their original signatures for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Hour Loop, Inc.

By:	/s/ Sam Lai
Name:	Sam Lai
Title:	Chief Executive Officer

Alan Gao

By:	/s/ Alan Gao
Name:	Alan Gao

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